Exhibit 99.1


                                                         1400 Union Meeting Road
                                                         Blue Bell, PA 19422
                                                         Phone:  215-619-2700

Shareholder Contacts:
Stephen E. Markert, Jr. of C&D: 215-619-7835
Joseph Crivelli of Gregory FCA, for C&D:  610-642-8253


                              FOR IMMEDIATE RELEASE



           C&D Technologies, Inc. Appoints Dr. Jeffrey Graves New CEO


BLUE BELL, PA, June 22, 2005 -- C&D Technologies, Inc. (NYSE: CHP), a leading North American producer and marketer of electrical power storage and conversion products used in telecommunications and industrial applications, today announced the appointment of Dr. Jeffrey Graves as its President and Chief Executive Officer, effective July 5, 2005.

Dr. Graves, 44, is the former Chief Executive Officer of Kemet Electronics Corporation, a manufacturer of high performance capacitor solutions, including surface-mount capacitor technologies. He was employed at Kemet from July 2001 until January 2005. From 1994 through 2001, Dr. Graves held a number of key leadership positions with General Electric Company's Power Systems Division and Corporate Research & Development Center. While at GE, Dr. Graves led global teams spanning the United States, Eastern Europe, India and Japan, to deliver advanced power generation products and services to customers worldwide. Prior to working for GE, Dr. Graves held various positions of increasing responsibility at Rockwell International Corporation and Howmet Corporation.

Dr. Graves holds a Ph.D. and an M.S. in Metallurgical Engineering from the University of Wisconsin and a B.S. from Purdue University. He was also among the first Master Black Belts certified in GE's Six Sigma Program.

In his new role, Dr. Graves will focus on top line growth, acquisition integration and process and production improvement. Given his background in the power electronics space, Dr. Graves is also expected to foster collaborations with key customers and provide enhanced leadership support to the recently expanded Power Electronics Division.

Dr. Graves commented: "I look forward to this new challenge and the opportunity to substantially improve profitability and solidify relationships with customers globally." He continued: "Since its founding almost 100 years ago, C&D Technologies has achieved renown for creating top quality back-up power systems for its customers and, by virtue of its acquisitions of Celab, Datel and CPS, has created a significant niche in the power electronics marketplace. My job will be to ensure that C&D's quality reputation continues to be earned and to fully capitalize on the potential of the recent acquisitions."

Dr. Graves takes over leadership of the company from George MacKenzie, a member of C&D's Board of Directors, who served as interim CEO since March 24, 2005.

William Harral, III, non-executive Chairman of the Board of Directors, said of the appointment: "Jeff has demonstrated outstanding leadership capabilities, strong customer focus and superb marketing and technological skills. I am confident that as C&D Technologies' new CEO, Jeff will open new vistas for the company for the ultimate benefit of our stockholders, customers and employees."

This press release may contain forward-looking statements (within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), which are based on management's current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that appear with the forward-looking statements, or in the company's Securities and Exchange Commission filings (including without limitation the company's annual report on Form 10-K for the fiscal year ended January 31, 2005, or the quarterly and current reports filed on Form 10-Q and Form 8-K thereafter), could cause the company's actual results to differ materially from those expressed in any forward-looking statements made herein.

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